Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	Matt Beasley
	(405) 553-6984	(405) 558-4600

Enable Midstream promotes John Laws to Chief Financial Officer
Laws succeeds Rod Sailor who assumed CEO role January 1

OKLAHOMA CITY (Jan. 18, 2016) Enable Midstream Partners, LP (NYSE: ENBL) today announced that its Board of Directors has named John Laws Executive Vice President, Chief Financial Officer and Treasurer. Laws, a 6-year Enable leader, succeeds former CFO Rod Sailor who assumed the role of president and CEO effective January 1.
“I’m very pleased to announce John’s elevation to this new role,” Sailor said. “He is an accomplished senior financial executive with a wealth of energy industry experience. John brings a deep understanding of operations and transactions, public offerings, business combinations and strategic business planning to the role of CFO. I look forward to his insights and contributions. We also benefit from John’s tenure with Enable, as well as a strong working relationship with each of our general partners.”
Laws, 41, has more than 17 years of experience as a finance executive, more than nine of which have been devoted to the energy sector, serving in a variety of leadership positions in corporate finance and business and corporate development. Prior to being named CFO, Laws served as Treasurer at Enable Midstream. Before joining Enable in 2010, Laws served various organizations in a variety of corporate finance leadership roles.
“I’m humbled and honored to have been selected to fill this vital leadership role at Enable,” Laws said. “Enable is well-positioned to persevere in the current environment and to build on its prior success through continued focus on customer service and operational and financial excellence.”

ABOUT ENABLE MIDSTREAM
Enable Midstream owns, operates and develops strategically located natural gas and crude oil infrastructure assets. The company’s assets include approximately 12,300 miles of gathering pipelines, 13 major processing plants with approximately 2.3 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which Enable Midstream owns 50 percent), approximately 2,200 miles of intrastate pipelines and eight storage facilities comprising 87.5 billion cubic feet of storage

Exhibit 99.1

capacity. For more information visit EnableMidstream.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, regarding Enable Midstream Partners’ strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Enable Midstream’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Enable Midstream assumes no obligation to and does not intend to update any forward-looking statements included herein. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our SEC filings. Enable Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets.

These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” in our SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Enable Midstream’s actual results and plans could differ materially from those expressed in any forward-looking statements.

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